Exhibit 3.1

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
NEULION, INC.

NEULION, INC., a Delaware corporation (the “Corporation”), does hereby certify:

First: That the Board of Directors of the Corporation, by unanimous written consent, adopted resolutions setting forth certain amendments to the Certificate of Incorporation of the Corporation, declaring such amendments to be advisable, and calling for the submission of the first amendment appearing below to the stockholders of the Corporation for consideration thereof.

Subsection (i) of Section 7 of the Fifth Article is amended in its entirety to read as follows:

Redemption by Corporation:  The Corporation may, upon giving notice as hereinafter provided, redeem, subject to the requirements of the General Corporation Law of Delaware, at any time the whole or from time to time (subject to subsection (v) and the conversion provisions set forth in Section (B)(8) of this Article FIFTH below) any part of the then outstanding Class 3 Preferred Stock from any one or more of the holders thereof as the board of directors may in its sole discretion determine on payment of US$0.58218 for each share to be redeemed, plus all accrued and unpaid dividends thereon, the whole constituting and being herein referred to as the “Redemption Amount.

Section (B)(3)(ii) of the Fifth Article of the Certificate of Incorporation of the Corporation is amended by replacing the text reading “clause 5(B)(3)(i)” with “Section (B)(3)(i) of this Article FIFTH”.

Section (B)(3)(iii) of the Fifth Article of the Certificate of Incorporation of the Corporation is amended by replacing the text reading “clause 5(B)(3)(i)” with “Section (B)(3)(i) of this Article FIFTH”.

Section (B)(6)(ii) of the Fifth Article of the Certificate of Incorporation of the Corporation is amended by replacing the text reading “clause 5(B)(6)” with “Section (B)(6) of this Article FIFTH”, and by replacing the text reading “clause 5(B)(12)” with “Section (B)(12) of this Article FIFTH”.

Section (B)(7)(ii) of the Fifth Article of the Certificate of Incorporation of the Corporation is amended by replacing the text reading “clause 5(B)(7)(i) hereof” with “Section (B)(7)(i) of this Article FIFTH”.

Section (B)(7)(iii) of the Fifth Article of the Certificate of Incorporation of the Corporation is amended by replacing the text reading “Section F below” with “Section (B)(8) of this Article FIFTH”.

Section (B)(7)(iv)(d)(v) of the Fifth Article of the Certificate of Incorporation of the Corporation is amended by replacing the text reading “clause 5(B)(7)(ii)” with “Section (B)(7)(ii) of this Article FIFTH”, by replacing the text reading “clause 5(B)(7)E” with “Section (B)(7) of this Article FIFTH”, and by replacing the text reading “clause 4J” with “Section (B)(12) of this Article FIFTH”.

Section (B)(8)(i) of the Fifth Article of the Certificate of Incorporation of the Corporation is amended by replacing the text reading “clause 5(B)(9)(i)” with “Section (B)(9)(i) of this Article FIFTH”.

Section (B)(8)(ii) of the Fifth Article of the Certificate of Incorporation of the Corporation is amended by replacing the text reading “clause 5(B)(8)(i) hereof” with “Section (B)(8)(i) of this Article FIFTH”.

Section (B)(11)(iv) of the Fifth Article of the Certificate of Incorporation of the Corporation is amended by replacing the text reading “clause 5(B)(11)” with “Section (B)(11) of this Article FIFTH”.

Section (B)(11)(v) of the Fifth Article of the Certificate of Incorporation of the Corporation is amended by replacing the text reading “clause 5(B)(11)” with “Section (B)(11) of this Article FIFTH”.

Section (B)(12)(iii)(e) of the Fifth Article of the Certificate of Incorporation of the Corporation is amended by replacing the text reading “Section J(iii)” with “Section (B)(12)(iii) of this Article FIFTH”, and by replacing each instance of the text reading “Section 5(B)(12)(iii)” with “Section (B)(12)(iii) of this Article FIFTH”.

Section (B)(12)(iii)(f) of the Fifth Article of the Certificate of Incorporation of the Corporation is amended by replacing the text reading “Section J(iii)” with “Section (B)(12)(iii) of this Article FIFTH”.

Section (B)(12)(iii)(g) of the Fifth Article of the Certificate of Incorporation of the Corporation is amended by replacing each instance of the text reading “Section J(iii)” with “Section (B)(12)(iii) of this Article FIFTH”.

Second: That thereafter, on June 7, 2011, the first amendment set forth above was approved by the stockholders of the Corporation at a meeting of stockholders called and held upon notice in accordance with §222 of the General Corporation Law of the State of Delaware by the affirmative vote of (i) a majority of the Company’s outstanding voting securities voting as one class and (ii) the holders of 66% of the Class 3 Preferred Stock of the Corporation voting alone as a separate class.

Third: That the above amendments were duly adopted in accordance with the provisions of §242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this 8th day of June, 2011.

NEULION, INC.

By:	/s/ Roy E. Reichbach
Name:	Roy E. Reichbach
Title:	General Counsel and Corporate Secretary